Exhibit 5.3

August 8, 2012

Atlantic Power Corporation

100 Federal Street, Floor 30

Boston, Massachusetts 02110

Re: Debt Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of any combination of (i) common shares, no par value, of Atlantic Power Corporation, a corporation continued under the laws of the Province of British Columbia (the “Company”), (ii) debt securities of the Company to be issued under an indenture governed by the laws of the Province of Ontario, and (iii) debt securities of the Company to be issued under a indenture governed by the laws of the State of New York (the “Indenture”), proposed to be entered into between the Company and an indenture trustee to be named in the Indenture.  The debt securities to be issued under the Indenture are referred to herein as the “Debt Securities”. The Registration Statement provides that Debt Securities may be offered and issued in one or more series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company. In making our examination of documents executed or to be executed, we have assumed that the parties thereto (including the Company) have been duly organized and are and will continue to be validly existing and in good standing, and have the requisite legal status and legal capacity, under the laws of their respective jurisdictions of incorporation or organization, and had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

The opinions set forth below are limited to the law of the State of New York and the federal law of the United States. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “blue sky” laws, or (ii) state or federal antitrust laws.

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of the Debt Securities:

(a)           the authorization by the Company of the amount, terms and issuance of such Debt Securities (the “Authorization”);

(b)           the issuance of such Debt Securities in accordance with the Authorization therefor upon the receipt by the Company of the consideration to be paid therefor in accordance with the Authorization;

(c)            the authorization, execution and delivery of the Indenture and/or a supplemental indenture relating to such Debt Securities by the Company and the trustee thereunder and/or the establishment of the terms of such Debt Securities by the Company in conformity with the Indenture or applicable supplemental indenture and applicable law; and

(d)           the execution, authentication and issuance of such Debt Securities in accordance with the Indenture or applicable supplemental indenture and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that upon the Future Authorization and Issuance of Debt Securities, such Debt Securities will be valid and binding obligations of the Company.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP